EXHIBIT 10.16

JOINT  MARKETING  AGREEMENT


                            ADSERVERSONLINE, LLC AND
                            ------------------------
                             MARKETCENTRALNET CORP.
                             ----------------------


This agreement is made as of July 18, 2001, by and between AdServersOnline, LLC, a Nevada limited liability company having its principal office at 636 North Orleans Street, Suite 3-South, Chicago, Illinois 60657 (hereafter referred to as "ADS") and MarketCentral.net. Corp. a Texas corporation having its principal office at 6401 South Boston Street, Villa Q-205, Englewood, Colorado 80111 (hereinafter referred to as "MKTS") (collectively, hereinafter referred to as the "Parties").


                                   WITNESSETH

     WHEREAS, the management personnel of each Party has had and will have business relationships with certain accounts (the "Accounts");

     WHEREAS, each Party believes that certain of the other Party's products and services would be useful to the Accounts of the other Party;

     WHEREAS, each Patty desires to solicit business from the Accounts (the "Soliciting Patty") as potential users of the other Party's products and services (the "Selling Party"); and

     WHEREAS, the Selling Patty is willing to permit the Soliciting Patty to solicit such business from the Accounts on an exclusive basis under the terms and conditions of this Agreement and to grant such Party certain rights in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants. conditions and agreements hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purpose The purpose of the Agreement is to establish the Soliciting Party as an authorized and non-exclusive sales representative that shall solicit orders on behalf of the Selling Party and to set forth the respective functions, rights and responsibilities of each Party.

2. Relationship. Except as otherwise agreed in writing by both Parties, all expenses and disbursements incurred by each Party, or its agents or employees in connection with this Agreement, after the date hereof shall be borne entirely by such Party. Neither Party shall have nor shall it hold itself out as having any right, power or authority to create any contract or obligation, either express or implied, on behalf of, or in the name of or binding upon the other Patty unless the other Party shall consent same in writing. Each Party shall have the right to appoint, and shall solely responsible for, it own agents. Each Party will be deemed to have the status of independent contractor, and nothing in this Agreement will be deemed to place the Parties in the relationship of employer-employee, principal.agent, partners, or joint ventures, or any other form of business organization relationship.

3.     Accounts.  The  Soliciting  Party  shall  be  the  exclusive  sales
       --------
representative  for  the  Selling
       -----
all products and services provided by the Selling Party to any such Account. To design an Account, the Soliciting Party shall advise the Selling Party in writing of the Soliciting Party intent to solicit business from the Account on behalf of the Selling Party using the account notice form attached hereto as Exhibit A (the "Account Notice"). The Soliciting Party shall have the exclusive right to represent the Selling Party to the Account if both of the following provisions are met (I) the Selling Party approves the Account Notice its writing and, in accordance to Section 4(a), approval shall not be unreasonable withheld by the Selling Party; and (ii) an agreement is entered into between the Soliciting Party and the Account, acceptable to the Selling Patty within ninny
(90) days of the date of the Account Notice, or longer if mutually agreed to between the Patties. In the event that an Account is designated an Account of both Patties (a "Joint Account"), as opposed to an Account of the Soliciting Party, then each Party will be deemed (I) a Soliciting Party for the other Party's products and services, and (ii) a Selling Party for its own products and services

4.     Terms  and  Conditions.
       -----  ---  ----------

     (a) The Selling Party shall have sole discretion in accepting or rejecting business solicited. Products and services shall be sold in accordance with the terms, conditions and prices set by the Selling Party in its sole discretion

     (b) The Soliciting Party shall have no right, power or authority to accept any business or to assume or create any obligations, express or implied, upon or in behalf of the Selling Party and shall not represent itself to anyone as having such right, power or


     (c) The Selling Party agrees to act in good faith and in a commerciallv reasonable manner when exercising the discretion allowed herein, and the Selling Patty will not arbitrarily reject business solicited by the Soliciting Party.

     5. Confidential Information Each Party shall not, except with the knowledge and consent of the other Party, in written form signed by its Chief Executive Officer or an officer designated by him, disclose to any third party price lists, customer lists, trade secrets or any proprietary information furnished to it except for purposes related to each Party's duties pursuant to this Agreement This obligation of confidentiality shall remain in force for a period of twenty four (24) months after the termination of the Agreement

     6.Trade Names, Trademarks and Service Marks. Each Party expressly reserves all rights in any trade name, trademark, service mark, logotype or other commercial symbol that such Party may adopt or use from time to time. Each Party agrees that all trade names, trademarks and service marks adopted or used by such Pasty from time to time at the sole and exclusive property of such Party and that neither Party shall take any action which may constitute an infringement of the other Party's rights therein without prior written authorization from such Party.

7.     The  Soliciting  Party's  Responsibilities,
       ------------------------------------------

     (a) The Soliciting Party shall use its best efforts to solicit business from the Accounts and to ensure that all such business solicited is properly communicated to the management of the Selling Party in order that it may proceed in providing products and services to meet customer specifications and needs. Once an agreement has been entered into between the Selling Patty and an Account, the Soliciting Patty will not be responsible for any day-to-day operational or management matters regarding the Account other than to assist, when requested by the Selling Patty, in the collection of any amounts past due to the Selling Party from the Account.

     (b) The Soliciting Party shall abide by all sales policies and regulations adopted by the Selling Party provided it is given at least fifteen
(15) business days notice of the same and such policies and regulations are commercially reasonable.

     (c) The Soliciting Patty shall supply the Selling Patty with a written report at such times as requested by the Selling Party, but in no event less than monthly, in form and content satisfactory to the Selling Party, summarizing the Soliciting Party's activities on behalf of the Selling Party for the preceding period. The Soliciting Party agrees to report immediately to the Selling Party upon receipt of notice by the Soliciting Party, of any product or service failure.

8.     The  Selling  Party's  Responsibilities.
       ---  -------  -------  ----------------

     (a) The Selling Party will provide a designated staff member, at upper management level, to interface in a timely manner with the Soliciting Party in its efforts to develop, estimate, present and close the sale, and, subsequently, to implement and service the Account.

     (b) The Selling Party will provide the Soliciting Party product, technical and service training and support on a continuing basis The Selling Party will service and support the Accounts to the same extent and in the same professional manner as the Selling Party Supports its other customers, taking into consideration the size of the Account and the products and services being sold to the Account The Selling Party will keep the Soliciting Patty apprised of any product and service enhancements and deficiencies.

9.     Compensation

(a)  Commission
     As long as there is mu agreement between the Selling Party and an Account, the Selling Party shall pay the Soliciting Party (I) fifty percent (50%) commission on the amount of Contribution Margin (defined below) generated by the Selling Party's primary products and services sold to the Account where primary products and services solely consist of ADS' Ad-APT and MKTS' Graphical User Interface; and, (ii) twenty percent (20%) commission on the amount of Contribution Margin (defined below) generated by the Selling Party's other products and services sold to the Account. Contribution Margin is defined as sales price less the variable cost of the Account's products sold, Contribution Margin will also be reduced by all Adjustments given to customers. Adjustments include, but are not limited to, quantity discounts, credits and write off for uncollectable accounts

     Adjustments shall not include any marketing or promotional expenses. Such Adjustments should be applied against commissions due for the month in which such Adjustments are granted or made. if the Contribution Margin for any transaction is negative, the Contribution Margin for such transaction will be omitted from the calculation of the Soliciting Party commissions. Exhibit B, attached hereto, indicates the methodology to be used by each Party in calculating Contribution Margin. All numbers included in exhibit B are good faith estimates; however, only actual amounts will be used in calculating Contribution Margin

     If the Soliciting Party arranges for advertising content to be included in the Selling Party's product and or service offering, at no cost to the Selling Patty, the Soliciting Party will receive an additional ten percent (10%) of the gross revenues generated from such advertising content.

     (B)  Payment  of  Commissions
The Selling Party shall pay to the Soliciting Party, not later than the 30th day from the end of each calendar month, all commissions earned by the Soliciting Party; provided, however, that the Selling Party may deduct from any such payment the amount, if any of commissions previously paid to the Soliciting Party for which Adjustments are made. The Soliciting Party is entitled to its commission at the time the Selling Party receives payment not when the Selling Party invoices. The Soliciting Party is entitled to a monthly statement of account from the Selling Party. With fifteen (15) days written notice, the Soliciting Party may audit the Selling Party records once during any consecutive twelve (12) month period, to confirm products and services invoiced to and paid by the Accounts and any Adjustments claimed by the Selling Patty. The Soliciting Patty will be responsible for all costs and expenses it incurs to conduct such an audit provided that the discrepancy between commissions paid and commissions due, if any, is not greater than five percent (5%) in which case the Selling Party will fully reimburse the Soliciting Party for its costs and expenses.

     10.  Terms of Agreement. Subject to the termination provisions contained in
          ------------------
Paragraph 11 below, this Agreement shall be in effect for a term of three years, commencing on the effective date hereof and shall be automatically renewed for successive one year periods on the same terms and conditions, unless one party gives written notice to the other of its intention to terminate this Agreement at least one hundred and eighty (180) days prior to the expiration of the initial term hereof or of any renewal period. The Soliciting Party is entitled to its commissions, as set forth in Paragraph 9 above, on all the Selling Party transactions with the Accounts after termination or non- renewal of this Agreement, as set forth in Paragraph 12.

11. Termination. Either Party may terminate this Agreement for good cause by providing written notice to the other Party not less than thirty (30) business days prior to the effective date of such notice. Good cause shall be limited to a breach by a Party of any of its obligations under this Agreement, after the other Party has been given written notice of such breach and said breach has not been and within the thirty (30) business day notice period.

12.     Effect  of  Termination.  Upon termination of this Agreement, each Party
        -----------------------
shall  cease  to
be an authorized sales representative of the other Party and shall immediately cease to hold itself out as such a sales representative. The Selling Party shall continue to pay the Soliciting Party, in accordance with Paragraphs 9 and 10 above, all commissions generated for all the

Accounts after the date of termination. The Soliciting Party retains the right with fifteen (15) days written notice to audit the Selling Party records, once during any consecutive twelve (12) month period, to confirm products and services invoiced to and paid by the Accounts and any Adjustments claimed by the Selling Party. The Soliciting Party will be responsible for all costs and expenses it incurs to conduct an audit provided that the discrepancy between commissions paid and commissions due, if any, is not greater than five percent (5%) in which case the Selling Party will fully reimbursement the Soliciting Party for its costs and expenses. Each Party shall mail or ship to the other Party within ten (10) days of the effective dale of termination all products, brochures, price, materials, of the other Party's which are in its possession, its employees or agents. Each Party shall immediately cease to use all trade names, trademark and service marks or other commercial symbols that are the property of the other Party.

     13. Hold Harmless. The Selling Party shall hold the Soliciting Party harmless from and against and indemnify the Soliciting Party for all liability, loss, cost, expenses, including attorney fees, or damages caused by reason of any product or service (whether or not defective), or any act or omission of the Selling Party, including but not limited to, any injuries
(whether to body, property, personal or business character or reputation) sustained by any person or to any person or to property, and for infringement of any patent rights, copyrights or other rights of their parties, governing the products, services or their sales, which may result from the sale or distribution of the Selling Party's products and/or services by the Soliciting Party

     14. Attorney's Fees. In the event any litigation brought by either Party against the other in connection with this Agreement, the prevailing Party shall be entitled to remove all reasonable attorney's fees, costs and expenses incurred in connection with such litigation.

     15  Successors  and Assigns. This Agreement shall be binding upon and inure
         -----------------------
to  the  benefit of the respective successors and assigns of the parties hereto.

     16. Waiver of Provisions. The failure by either Party to this Agreement to insist upon strict compliance with any provision contained or incorporated herein shall not be deemed or construed to be a waiver of such party's right to require strict compliance with the same or any other provision of this Agreement at any time thereafter.

17. Severability. If any provision of this Agreement shall, for any reason, be adjudged by a court having competent jurisdiction to be invalid or unenforceable, it is the intent of the parties that such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the invalidated or unenforceable provision.

     18. Assignment. This Agreement may be assigned by either Party, and the performance of its duties hereunder delegated provided that the other Party is provided written notice at least thirty (30) business days prior to such assignment

     19. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, and any court of competent jurisdiction in the State of Illinois shall have jurisdiction over any lawsuit bought by MKTS against ADS arising out of the Agreement. This Agreement shall be construed in accordance wit the laws of the State of Texas, and any court of competent jurisdiction in the State of Texas shall have jurisdiction over any lawsuit brought by ADS against MKTS, arising out of the Agreement.
20. Counterparts. This Agreement may be executed in any number of' counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.


     IN W1TNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf on the 18tb day of July, 2001.



AdServers  Online,  LLC:  a  Nevada  limited  liability  company
By  /s/  Marc  Schreiber
Name:  Marc  Schreiber
Title:  president


Marketcentrat.net  Corp.,  a  Texas  Corporation
By:  /  s/  Paul  Taylor

Name:  Paul  Taylor
Title:  CEO

                                    Exhibit B

                               Contribution Margin

                                     Example
                               (a)             (b)
                               MKTS           AD
                            ---------     -----------
 ADSGross  Revenues  (a1)     S1,000         $1,000

Costs:
Royalties(b)(a2)                 435            150
ADHOC  -  Royalty  (ci)           25
                            ---------     -----------
Net  Revenues  (b2)           $  540         $  850

Net  Revenue  Sharing:
Royalty  for  PromulGate
   Technology  (C2)                             213
Channel  Provider  (d1)(d2)      108            213
Sales  Commission  (el)           54
Ad  Agency  (e2)                                128
                            ---------     -----------

Margin                        $  378         $  296
Sales  Commission  (f2)                          30
Internal  Costs                                  36
                            ---------     -----------

Contribution  Margin         $   378         $   378


(a1)  Assumes  250  subscribers  at  $4.00  per  month.
(bi) Assumes $1.74 per subscriber, which is dollar-based and not percentage-based
(cl) Amount is $5,000.00 @ month for the first 50,000 subscribers and $2,500 @ month for each additional 50,000 subscribers thereafter.
(dl)  Up  to  twenty  percent  (20%)  of  Net  Revenues.
(e1)  Equals  ten  percent  (10%)  of  Net  Revenues.
(a2) Royalty for compression, assuming 10% payment to Impact Imaging, Inc. and 5% payment to Optimum Video, Inc., an Illinois S Corporation owned by Marc Schreiber, Andrew Lewis, Bernard Rudnick. and Kenneth Rosensweig.
(b2) Per the definition of the DelFin Project Patent License Agreement with the Company
(c2)  Royalty  for  Promulgate  Technology  (25%  of  Net  Revenues)
(d2) Up to twenty-five percent (25%) of Net Revenue are paid to the Channel Provider by ADS on the same terms as Section 9(b) Any different arrangement, such as a guaranteed monthly payment negotiated to MKTS with the Channel Provider, must be pre-approved in writting by the President of ADS.
(e2) Assumed to be fifteen percent (15%) of Net Revenues. If MKTS arranges for the advertising content at rates acceptable to ADS, and at no expense to ADS, an additional commission of ten percent (10%) of Net Revenues will be paid to MKTS.
(f2)  Equals  ten  percent  (10%)  of  Margin